Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2021, relating to the financial statements which appear in Ring Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Eide Bailly LLP

Denver, Colorado

July 2, 2021

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